                                                                    EXHIBIT 3.02


                       CERTIFICATE OF RESTATED CERTIFICATE
                   OF INCORPORATION BEFORE PAYMENT OF CAPITAL
                          OF DATEXT HOLDING CORPORATION
                   ------------------------------------------

                           Adopted in accordance with
                    the provisions of Sections 241 and 245 of
                         the General Corporation Law of
                              the State of Delaware

                   ------------------------------------------


     David Dominik and Gregg Newmark, being the vice president and secretary,

respectively, of Datext Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of

Delaware (the "Corporation"), does hereby certify as follows:

     1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on July 21, 1993.

     2. That the board of directors of the Corporation pursuant to written consent and in accordance with Sections 141(f), 241 and 245 of the General

Corporation Law of the State of Delaware, adopted the resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate of

Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof.

     3. The Corporation has not received any payment for any of its stock.

     IN WITNESS WHEREOF, the undersigned, being the vice president and secretary hereinabove named, for the purpose of restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of

Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this

Certificate of Amendment to Certificate of Incorporation this 3rd day of

September, 1993.

                                             DATEXT HOLDING CORPORATION

                                              By: /s/ David Dominik
                                                  -----------------------------
                                                  David Dominik, President

ATTEST:

By: /s/ Gregg Newmark
    ----------------------------
    Gregg Newmark, Secretary

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ONESOURCE HOLDING CORPORATION

                          -----------------------------


                                   ARTICLE ONE

         The name of the corporation is OneSource Holding Corporation.

                                   ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                            Part A. Authorized Shares

         The total number of shares of capital stock which the Corporation has authority to issue is 1,600,000 shares, consisting of:

         (1) 100,000 shares of Class P common Stock, par value $.01 per share ("CLASS P COMMON"); and

         (2) 1,500,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK").

         The Class P Common and Common Stock and any other common stock issued hereafter are referred to collectively as the "COMMON SHARES." The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article Four are defined in Part C.

                              Part B. COMMON SHARES

         Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class P Common and Common Stock shall be identical in all respects and shall entitled the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         Section 1. VOTING RIGHTS. Except as otherwise provided in this Part B or as otherwise required by applicable law, all holders of Class P Common and Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class P Common and Common Stock shall vote together as a single class.

         Section 2. DISTRIBUTIONS. At the time of each Distribution, such Distribution shall be made to the holders of Class P Common and Common Stock in the following priority.

                (i) The holders of Class P Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class P Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class P common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs 2(ii) or 2(iii) below until the entire amount of the Unpaid Yield on the outstanding shares of Class P Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(i) to holders of Class P Common shall constitute a payment of Yield on Class P Common.

                (ii) After the required amount of a Distribution has been made in full pursuant to paragraph 2(i) above, the holders of Class P common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class P common held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of class P common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs 2(iii) below until the entire amount of the Unreturned Original Cost of the outstanding shares of Class P Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(ii) to holders of Class P Common shall constitute a return of Original Cost of Class P Common.

                (iii) After the required amount of a Distribution has been made pursuant to paragraphs 2(i) and 2(ii) above, holders of Class P common and Common Stock, as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Shares held by each such holder as of the time of such Distribution).

         Section 3. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding common Shares of one class unless the outstanding Common Shares of all the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class P Common to the holders of Class P Common and in Common Stock to the holders of Common Stock. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

         Section 4. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         Section 5. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 6. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder of such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         Section 7. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Article Four shall be effective without the prior written consent of the holders of a majority of the then outstanding Common Shares voting as a single class; provided that no amendment directly to any terms or provisions of any class of Common Shares that adversely affects such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such class of Common Shares.

                               Part C. DEFINITIONS

         "DISTRIBUTION" means each distribution made by the Corporation to holders of Common Shares, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

         "ORIGINAL COST" of each share of Class P Common shall be equal to the amount originally paid for such share when it was issued by the Corporation (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class P Common).

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "SUBSIDIARY" means with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

         "UNPAID YIELD" of any share of Class P Common means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

         "UNRETURNED ORIGINAL COST" of any shares of Class P Common means an amount equal to the excess, if any, of (a) the Original cost of such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

         "YIELD" means, with respect to each share of Class P Common for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12% per annum of the sum of (a) such share's Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class P Common share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

                                  ARTICLE FIVE

         The corporation is to have perpetual existence.

                                   ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE EIGHT

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            CERTIFICATE OF AMENDMENT

            TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ONESOURCE HOLDING CORPORATION


                         Adopted in accordance with the
                       provisions of ss.242 of the General
                    Corporation Law of the State of Delaware


         Daniel Schimmel and Roy Landon, being the President and Secretary,

respectively, of OneSource Holding Corporations, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of

Delaware (the "Corporation"), DO HEREBY CERTIFY as follows:

         1. That the Corporation filed its original Certificate of Incorporation with the office of the Delaware Secretary of State on July 21, 1993 under the name Datex Holding Corporation. The Amended and Restated Certificate of

Incorporation was filed with the Office of the Secretary of State of the State of Delaware on September 23, 1993.

         2. That the Board of Directors of the Corporation, pursuant to the written consent and in accordance with Sections 141(f), 241 and 245 of the

General Corporation Law of the State of Delaware, adopted the resolutions set forth below proposing the amendment to the Amended and Restated Certificate of

Incorporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares of stock of the Corporation entitled to vote thereon for its consideration and approval:

                  RESOLVED: That the Board of Directors of the Corporation deem it advisable and in the Corporation's best interest to amend the Corporation's Amended and Restated

         Certificate of Incorporation to delete Part A of Article Four in its entirety and substitute therefor Part A of Article Four as follows:

                                  "ARTICLE FOUR

                            Part A. AUTHORIZED SHARES

                  The total number of shares of capital stock which the Corporation has authority to issue is 7,000,000 shares, consisting of:

                  (1) 500,000 shares of Class P Common Stock, par value $.01 per share ("CLASS P COMMON"); and

                  (2) 6,500,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK").

                  The Class P Common and Common Stock and any other common stock issued hereafter are referred to collectively as the "COMMON SHARES". The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article Four are defined in Part C."

         3. That the Amendment was duly adopted in accordance with ss.242 of the

General Corporation Law of the State of Delaware by written consent of the holders of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this 19th day of March, 1997.

                                             ONESOURCE HOLDING CORPORATION
                                             a Delaware Corporation

                                             By:    /s/ Daniel Schimmel
                                                    -----------------------
                                             Name:  Daniel Schimmel
                                             Title: President


ATTEST

By:    /s/ Roy Landon
       -------------------------
Name:  Roy Landon
Title: Secretary

                              CERTIFICATE OF MERGER

                                 FOR THE MERGER

                                       OF

                      ONESOURCE INFORMATION SERVICES, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                       ONESOURCE HOLDING CORPORATION, INC.
                            (A DELAWARE CORPORATION)
                                   **********

         Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Law"), OneSource Holding Corporation, a corporation organized and existing under and by virtue of the Delaware Law and the surviving corporation in the merger contemplated herein (sometimes referred to herein as "Holding" or the "Surviving Corporation"), DOES HEREBY CERTIFY:

         FIRST. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                                                    STATE OF INCORPORATION
OneSource Holding Corporation ("Holding")               Delaware
OneSource Information Services, Inc. ("Services")       Delaware

         SECOND. That an Agreement and Plan of Merger (referred to herein as the "Merger Agreement"), dated as of February 26, 1999, by and between Holding and Services setting forth the terms and conditions of the merger of Services with and into Holding has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware Law.

         THIRD. The name of the surviving corporation will be changed from "OneSource Holding Corporation" to "OneSource Information Services, Inc." (a Delaware corporation).

         FOURTH. As part of the merger, the certificate of incorporation of Holding shall remain the certificate of incorporation of the surviving corporation.

         FIFTH. That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation, is 150 CambridgePark Drive, Cambridge, MA 02140.

         SIXTH. That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Holding, the Surviving Corporation, has caused this Certificate of Merger to be signed by its authorized officer, this 26th day of February, 1999, and such authorized officer acknowledges that such signature is made on behalf of the Surviving Corporation and that the facts stated herein are true and correct as of the date hereof.




                                    OneSource Holding Corporation
                                    (A Delaware corporation)


                                    By: /s/ David Dominik
                                        -----------------------------
                                    Name:
                                    Title:


ATTEST


By: /s/ Gregg Newmark
    ---------------------------
Name:
Title: Secretary